Exhibit 99.1

Safety Shot Announces Notice of Allowance for New Patent to Secure IP and Enforce Clinically Backed Claims

New Patent is Added to the Company’s Portfolio of Formulations that Rapidly Reduce Blood Alcohol Content

JUPITER, Fla., September 6, 2024 /Globe Newswire/ — Safety Shot, Inc. (Nasdaq: SHOT) (“Safety Shot” or “the Company”), a wellness company behind the world’s first rapid alcohol reducer that lowers blood alcohol content (“BAC”) by supporting its metabolism in as little as 30 minutes, has announced the Notice of Allowance of for a U.S. patent that covers its newest clinically-backed formula.

“This latest patent marks a significant milestone in Safety Shot’s quest to lead a brand-new category that the Company has created to solve alcohol related problems,” stated Safety Shot COO and co-owner of the patent, David Sandler.

The Company’s family of patents aims to corroborate Safety Shot’s competitive advantage in the market which includes being faster at removing alcohol, improving cognitive ability, and reducing impairment by supporting the metabolism of alcohol. The latest patent continues to advance an exciting new category of functionality.

“The patent locks up our IP and further separates us from the pack as the only the group that has been able prove that Safety’s Shot revolutionary formula can dramatically reduce blood alcohol and reduce the build-up toxins associated with alcohol consumption rapidly. This patent helps solidify Safety Shot as the uncontested world leader in making people feel better faster,” continued Sandler, who co-invented the Safety Shot wellness product.

“The patent allows Safety Shot to exercise authority over specific claims in the marketplace. It further proves our commitment to finding solutions for consumers while taking a hard stance against other companies that enter the category with inferior products. Our patents provide enforceable support to our industry-leading clinical findings,” noted Safety Shot CEO and patent co-owner, Jarret Boon.

As part of the Company’s efforts to be recognized as the world leader in combating the ill effects of alcohol, the team at Safety Shot is committed to advancing its science through its robust R&D platform that offers a variety of formats using its clinically proven, patented formula.

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Safety Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Safety Shot is available for purchase online at DrinkSafetyShot.com and Amazon. The Company is introducing business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars throughout 2024.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding Safety Shot’s ability to develop and commercialize a product that lowers blood alcohol content, the timing, progress and results of non-clinical studies and clinical trials, including our product development plans and strategies, Safety Shot’s future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on Safety Shot’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, our ability to comply with applicable U.S. and foreign laws, rules, and regulations, product liability claims, our ability to develop and market Safety Shot and the risks and uncertainties that are described more fully in the section titled “Risk Factors” in Safety Shot’s Form 10-Q for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission on August 15, 2024, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Safety Shot undertakes no duty to update such information except as required under applicable law.

Media and Investor Contact:

Autumn Communications

Jess Weinberger

Phone: 201-213-3239

Email: shot@autumncommunications.com

Investor Relations

Medon Michaelides

Phone: 561-244-7100

Email: investors@drinksafetyshot.com